Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vocodia Holdings Corp

Boca Raton, FL

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 31, 2023, relating to the financial statements of Vocodia Holdings Corp for the years ended December 31, 2022 and 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 21, 2023